Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT

                       REGISTRANT: MEDITRUST CORPORATION
                                  (Continued)

                            AS OF DECEMBER 31, 1998


                                        State of
Name                                    Incorporation
-------------------------------------   --------------
Pecan Grove Country Club                Texas
Lakeway Golf Clubs, Inc.                Texas
Woodcrest Golf Club, Inc.               Texas
Virginia Golf Country Club, Inc.        Virginia
CSR Golf Group, Inc.                    Texas
ELS Golf Group, Inc.                    Florida
La Quinta Financial Corporation         Texas
La Quinta Realty Corporation            Texas
La Quinta Plaza, Inc.                   Texas
La Quinta Investments, Inc.             Delaware
La Quinta Acquisition Corporation       Delaware
La Quinta of Lubbock, Inc.              Texas
La Quinta Inns of Puerto Rico, Inc.     Delaware
Meditrust Hotel Group, Inc.             Delaware
Meditrust Golf Group II, Inc.           Delaware